Exhibit 21

SUBSIDIARIES OF INTERNATIONAL SEAWAYS, INC.

The following table lists all subsidiaries of International Seaways, Inc. and all companies in which the registrant directly or indirectly owns at least a 49% interest, except for certain companies and subsidiaries which, if considered in the aggregate as a single entity, would not constitute a significant entity. All of the entities named below are corporations, unless otherwise noted.

Company	Where Incorporated, Organized or Domiciled
1372 Tanker Corporation	Marshall Islands
Adrian Shipholding Inc.	Marshall Islands
Africa Tanker Corporation	Marshall Islands
Aias Carriers Corp	Liberia
Alcesmar Limited	Marshall Islands
Alcmar Limited	Marshall Islands
Amalia Product Corporation	Marshall Islands
Ambermar Product Carrier Corporation	Marshall Islands
Amoureux Carriers Corp	Liberia
Andromar Limited	Marshall Islands
Antigmar Limited	Marshall Islands
Apollonas Shipping Company	Marshall Islands
Ariadmar Limited	Marshall Islands
Asterias Crude Carrier S.A.	Marshall Islands
Atalmar Limited	Marshall Islands
Athens Product Tanker Corporation	Marshall Islands
Aurora Shipping Corporation	Marshall Islands
Batangas Tanker Corporation	Marshall Islands
Belerion Maritime Co.	Marshall Islands
Cabo Hellas Limited	Marshall Islands
Cabo Sounion Limited	Marshall Islands
Canvey Shipmanagement Co.	Marshall Islands
Caribbean Tanker Corporation	Marshall Islands
Carl Product Corporation	Marshall Islands
Carnation Shipping Company	Marshall Islands
Centurion Navigation Limited	Marshall Islands
Concept Tanker Corporation	Marshall Islands
CVI Atlantic Breeze, LLC	Delaware (1)
CVI Citron, LLC	Delaware (1)
Delta Aframax Corporation	Marshall Islands
Diamond Anglo Ship Management Pte. Ltd.	Singapore (4)
Diamond Chartering, Inc.	Marshall Islands
Diamond S Management (Singapore) Ptd. Ltd.	Singapore (4)
Diamond S Management LLC	Delaware (1)
Diamond S Management LLC	Marshall Islands (3)
Diamond S Shipping II LLC	Marshall Islands (3)
Diamond S Shipping III LLC	Marshall Islands (3)
Diamond S Shipping Inc.	Marshall Islands
Diamond Tanker Company LLC	Marshall Islands (3)
DSS 1 LLC	Marshall Islands (3)
DSS 2 LLC	Marshall Islands (3)
DSS 3 LLC	Marshall Islands (3)
DSS 4 LLC	Marshall Islands (3)
DSS 5 LLC	Marshall Islands (3)
DSS 6 LLC	Marshall Islands (3)
DSS 7 LLC	Marshall Islands (3)
DSS 8 LLC	Marshall Islands (3)
DSS A LLC	Marshall Islands (3)
DSS B LLC	Marshall Islands (3)
DSS C LLC	Marshall Islands (3)
DSS Citrus LLC	Marshall Islands (3)

Company	Where Incorporated, Organized or Domiciled
DSS D LLC	Marshall Islands (3)
DSS Suez JV LLC	Marshall Islands (3)
DSS Vessel II LLC	Marshall Islands (3)
DSS Vessel III LLC	Marshall Islands (3)
DSS Vessel IV LLC	Marshall Islands (3)
DSS Vessel LLC	Marshall Islands (3)
Eagle Product Tanker Corporation	Marshall Islands
Eighth Aframax Tanker Corporation	Marshall Islands
Epicurus Shipping Company	Marshall Islands
Epsilon Aframax Corporation	Marshall Islands
ERN Holdings Inc.	Panama
Filonikis Product Carrier S.A.	Liberia
First Pacific Corporation	Marshall Islands
First Union Tanker Corporation	Marshall Islands
Front President Inc.	Marshall Islands
Front Tobago Shipping Corporation	Marshall Islands
Goldmar Limited	Marshall Islands
Guayaquil Tanker Corporation	Marshall Islands
Hatteras Tanker Corporation	Marshall Islands
Hendricks Chartering, Inc.	Marshall Islands
Hendricks Tanker Company LLC	Marshall Islands (3)
Henry Chartering, Inc.	Marshall Islands
Henry Tanker Company LLC	Marshall Islands (3)
Heroic Andromeda Inc.	Liberia
Heroic Aquarius Inc.	Liberia
Heroic Auriga Inc.	Liberia
Heroic Avenir Inc.	Liberia
Heroic Bootes Inc.	Liberia
Heroic Corona Borealis Inc.	Liberia
Heroic Equuleus Inc.	Liberia
Heroic Gaea Inc.	Liberia
Heroic Hera Inc.	Liberia
Heroic Hercules Inc.	Liberia
Heroic Hologium Inc.	Liberia
Heroic Hydra Inc.	Liberia
Heroic Leo Inc.	Liberia
Heroic Libra Inc.	Liberia
Heroic Lyra Inc.	Liberia
Heroic Octans Inc.	Liberia
Heroic Pegasus Inc.	Liberia
Heroic Perseus Inc.	Liberia
Heroic Pisces Inc.	Liberia
Heroic Rhea Inc.	Liberia
Heroic Sagittarius Inc.	Liberia
Heroic Scorpio Inc.	Liberia
Heroic Scutum Inc.	Liberia
Heroic Serena Inc.	Liberia
Heroic Tucana Inc.	Liberia
Heroic Uranus Inc.	Liberia
Heroic Virgo Inc.	Liberia
Iason Product Carrier S.A.	Liberia
INSW Ship Management UK Ltd.	United Kingdom
International Seaways Operating Corporation	Marshall Islands
International Seaways Ship Management LLC	Delaware (1)
Iraklitos Shipping Company	Marshall Islands
Isiodos Product Carrier S.A.	Liberia
Jademar Limited	Marshall Islands
Katsura Tanker Corporation	Marshall Islands
Kimolos Tanker Corporation	Marshall Islands
Kythnos Chartering Corporation	Marshall Islands

Company	Where Incorporated, Organized or Domiciled
Laredo Maritime Inc.	Marshall Islands
Leyte Product Tanker Corporation	Marshall Islands
Liberty Chartering, Inc.	Marshall Islands
Liberty Tanker Company LLC	Marshall Islands (3)
Lightering LLC	Liberia (2)
Lorenzo Shipmanagement Inc.	Marshall Islands
Luxmar Product Tanker Corporation	Marshall Islands
Majestic Tankers Corporation	Marshall Islands
Maple Tanker Corporation	Marshall Islands
Maremar Product Tanker Corporation	Marshall Islands
Milos Product Tanker Corporation	Marshall Islands
Miltiadis M II Carriers Corp.	Marshall Islands
Mindanao Tanker Corporation	Marshall Islands
Montauk Tanker Corporation	Marshall Islands
Navarro International S.A.	Marshall Islands
NT Suez One LLC	Marshall Islands (3)
Oak Tanker Corporation	Marshall Islands
Oceania Tanker Corporation	Marshall Islands
OIN Chartering, Inc.	Marshall Islands
OIN Delaware LLC	Delaware (1)
Oleron Tanker S.A.	Panama
OSG Clean Products International, Inc.	Marshall Islands
OSG Ship Management (GR) Ltd.	Marshall Islands
Overseas Shipping (GR) Ltd.	Marshall Islands
Panamax International Ltd.	Marshall Islands
Panamax International Shipping Company Ltd.	Marshall Islands
Pearlmar Limited	Marshall Islands
Petromar Limited	Marshall Islands
Polarwind Maritime S.A.	Marshall Islands
Reymar Limited	Marshall Islands
Rich Tanker Corporation	Marshall Islands
Rosalyn Tanker Corporation	Marshall Islands
Rosemar Limited	Marshall Islands
Rose Tanker Corporation	Marshall Islands
Rubymar Limited	Marshall Islands
Sakura Transport Corp.	Marshall Islands
Samar Product Tanker Corporation	Marshall Islands
Seaways Alternative Energy Holding Corporation	Marshall Islands
Seaways First AE Tanker Corporation	Marshall Islands
Seaways Holding Corporation	Marshall Islands
Seaways Second AE Tanker Corporation	Marshall Islands
Seaways Shipping Corporation	Marshall Islands
Seaways Shipping II Corporation	Marshall Islands
Seaways Subsidiary VII Inc.	Marshall Islands
Seaways Third AE Tanker Corporation	Marshall Islands
Second Katsura Tanker Corporation	Marshall Islands
Serifos Tanker Corporation	Marshall Islands
Seventh Aframax Tanker Corporation	Marshall Islands
Shipping Rider Co.	Marshall Islands
Shirley Aframax Corporation	Marshall Islands
Sifnos Tanker Corporation	Marshall Islands
Silvermar Limited	Marshall Islands
Sixth Aframax Tanker Corporation	Marshall Islands
Skopelos Product Tanker Corporation	Marshall Islands
Sorrel Shipmanagement Inc.	Marshall Islands
Splendor Shipholding S.A.	Marshall Islands
Star Chartering Corporation	Marshall Islands
Tempest Maritime Inc.	Marshall Islands
Third United Shipping Corporation	Marshall Islands

Company	Where Incorporated, Organized or Domiciled
TI Africa Limited	Hong Kong
TI Asia Limited	Hong Kong
Titanas Product Carrier S.A.	Liberia
Tokyo Transport Corp.	Marshall Islands
Triton Chartering, Inc.	Marshall Islands
Triton Tanker Company LLC	Marshall Islands (3)
Tybee Chartering, Inc.	Marshall Islands
Tybee Tanker Company LLC	Marshall Islands (3)
Urban Tanker Corporation	Marshall Islands
View Tanker Corporation	Marshall Islands
White Boxwood Shipping S.A.	Liberia
White Holly Shipping S.A.	Liberia
White Hydrangea Shipping S.A.	Liberia
Wind Dancer Shipping Inc.	Marshall Islands

(1) This entity is a Delaware limited liability company.

(2) This entity is a Liberian limited liability company.

(3) This entity is a Marshall Islands limited liability company.

(4) This entity is a Singapore limited liability company.